UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2013

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On March 15, 2013, The Interpublic Group of Companies, Inc. (the “Company”) announced the retirement of all $200 million in aggregate principal amount of its 4.75% Convertible Senior Notes due 2023 (“the Notes”) (CUSIP Numbers 460690 BD1 and 460690 BE9).  In connection with the redemption of the Notes announced on February 13, 2013, holders of the Notes had the right to convert their Notes into the Company’s common stock at a conversion rate of 84.3402 common shares per $1,000 principal amount of Notes through March 14, 2013. Holders converted $199.997 million in principal amount of the Notes into approximately 16.9 million shares of the Company’s common stock.  The Company has redeemed the remaining Notes.

The Company originally distributed the Notes in a private offering in reliance on Section 4(a)(2) of the Securities Act.  The conversions are exempt from registration under Section 3(a)(9) of the Securities Act because the conversions constitute exchanges by the Company with existing holders of the Company’s securities and no commission or other remuneration has been or will be paid by the Company, directly or indirectly, for soliciting the exchange.

Item 8.01.  Other Events and Regulation FD Disclosure.

On March 15, 2013, the Company issued a press release announcing the retirement of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1:  Press Release, dated March 15, 2013 (filed pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: March 15, 2013	By:	/s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary